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                                                                    EXHIBIT 99.2

FOR IMMEDIATE RELEASE


                        PHYSICIANS RESOURCE GROUP, INC.
                     RESIGNATION AND ELECTION OF DIRECTORS

     DALLAS, TEXAS - March 17, 2000 - Physicians Resource Group, Inc. ("PRG" or the "Company") today announced that David Meyer, M.D., Chairman of the Board, and John Shepherd, M.D. have resigned as members of the Board of Directors of the Company. Immediately prior to their resignations, Drs. Meyer and Shepherd chose Michael W. Yeary, the Company's President/Chief Restructuring Officer, to serve as a Director of the Company. Mr. Yeary shall serve as the sole Director of the Company. In addition, PRG announced that Lucius E. Burch, III, David Dulaney, M.D. and Mark Rosenberg had resigned their roles as senior consultants to the Board of Directors. "On behalf of the entire Company, I want to express our appreciation for the leadership and considerable accomplishments of these individuals over the past 16 months," Michael Yeary said.

     PRG is a debtor-in-possession in the United States Bankruptcy Court of the Northern District of Texas and is a provider of physician practice management services that provides management services to eye care practices and operates ambulatory surgery centers. Contact: Michael Yeary, President/Chief Restructuring Officer (972) 892-7324.

     Certain statements in this news release consist of forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997. When used herein, the words "intends," "expects," "plans," "estimates," "projects," "believes," "anticipates" and similar expressions are intended to identify forward-looking statements.

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